Exhibit 99.2

The following unaudited pro forma financial statements give effect to the CardioNet, Inc. (the “Company” or “CardioNet”) acquisition of 100% of the outstanding stock of Cardiocore Lab, Inc. (“Cardiocore”).

Basis for presentation

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 and the twelve months ended December 31, 2011 combines the historical results of CardioNet and the statement of operations of Cardiocore for the respective periods, and gives effect to the acquisition as if it had occurred on January 1, 2011.

The historical financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, and with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not attempt to represent what the financial position or results of operations would have been for prior periods or will be for any future periods. All transactions between CardioNet and Cardiocore during the periods presented in the unaudited pro forma condensed combined financial statements have been eliminated. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial information of CardioNet and Cardiocore and should be read in conjunction with:

•                                          the accompanying notes to these unaudited pro forma condensed combined financial statements;

•                                          the separate historical consolidated financial statements of CardioNet as of and for the six months ended June 30, 2012 and for the year ended December 31, 2011 filed with the SEC on Forms 10-Q and 10-K;

•                                          the separate historical audited financial statements of Cardiocore as of December 31, 2011 and for the year then ended, included in this filing; and

•                                          the separate historical unaudited interim financial statements of Cardiocore as of June 30, 2012 and for the six months then ended, included in this filing.

Purchase price allocation

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. Any differences between the estimated fair value of the consideration issued and the estimated fair value of the assets and liabilities acquired is recorded as goodwill. The amounts allocated to the acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary valuation estimates.

Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by CardioNet with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value after the completion of the allocation of purchase price.

Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Adjustments

The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased or decreased depreciation and amortization expense on acquired tangible and intangible assets, decreased interest expense related to the assumed reduction of long-term debt and decreased interest income related to the assumed reduction in cash used to complete the acquisition.

Based on CardioNet’s preliminary review of Cardiocore’s summary of significant accounting policies disclosed in the Cardiocore Audited financial statements, the nature and amount of any adjustments to the historical financial statements of Cardiocore to conform their accounting policies to those of CardioNet are not expected to be significant. As such, no pro forma adjustments to conform to accounting policies of the two companies have been reflected in the unaudited pro forma condensed combined financial statements. Further review of Cardiocore’s accounting policies and financial statements may result in required revisions to Cardiocore’s accounting policies and classifications to conform to those of CardioNet.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2012

(In thousands, except share and per share amounts)

	For the six months ended June 30, 2012		Pro Forma		Pro Forma
	CardioNet	Cardiocore	Adjustments		Combined
Revenue	$54,495	$9,173	$—		$63,668
Cost of sales	22,159	4,615	(296)	A	26,478
Gross profit	32,336	4,558	296		37,190

Operating expenses
General and administrative	16,308	1,867	1,204	B	19,379
Sales and marketing	12,179	1,568	—		13,747
Bad debt expense	5,870	—	—		5,870
Research and development	2,225	631	(169)	C	2,687
Integration, restructuring and other charges	1,003	—	—		1,003

Operating expenses	37,585	4,066	1,035		42,686

Income(loss) from operations	(5,249)	492	(739)		(5,496)
Other income (expense), net	86	(272)	271	D	85

Income (loss) before provision for income taxes	(5,163)	220	(468)		(5,411)
Benefit for income taxes	431	—	—		431

Net income (loss)	$(4,732)	$220	$(468)		$(4,980)

Net income (loss) per common share:
Basic and diluted	$(0.19)	$0.05			$(0.20)

Weighted average number of common shares outstanding:
Basic and diluted	24,761,904	4,580,816	(4,580,816)		24,761,904

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2011

(In thousands, except share and per share amounts)

	For the year ended December 31, 2011		Pro Forma		Pro Forma
	CardioNet	Cardiocore	Adjustments		Combined
Revenue	$119,022	$15,080	$—		$134,102
Cost of sales	49,076	9,292	(592)	A	57,776
Gross profit	69,946	5,788	592		76,326

Operating expenses
Goodwill impairment	45,999	—	—		45,999
General and administrative	35,011	3,337	2,181	B	40,529
Sales and marketing	27,821	2,417	—		30,238
Bad debt expense	12,080	—	—		12,080
Research and development	5,698	965	(232)	C	6,431
Integration, restructuring and other charges	4,659	—	—		4,659

Operating expenses	131,268	6,719	1,949		139,936

Income from operations	(61,322)	(931)	(1,357)		(63,610)
Other income (expense), net	144	(457)	346	D	33

Loss before provision for income taxes	(61,178)	(1,388)	(1,011)		(63,577)
(Provision) benefit for income taxes	(244)	—	—		(244)

Net Loss	$(61,422)	$(1,388)	$(1,011)		$(63,821)

Net loss per common share:
Basic and diluted	$(2.51)	$(0.30)			$(2.61)

Weighted average number of common shares outstanding:
Basic and diluted	24,425,318	4,580,816	(4,580,816)		24,425,318

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except per share information)

1. Description of Transaction

On August 29, 2012, CardioNet completed the acquisition of Cardiocore pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with Cardiocore. The total consideration payable in the merger was $23,376 in cash, subject to certain post-closing adjustments.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements of CardioNet have been prepared to give effect to the acquisition. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 and year ended December 31, 2011 combines the historical results of CardioNet and the unaudited statement of operations of Cardiocore and gives effect to the acquisition as if it had occurred on December 31, 2010. CardioNet and Cardiocore have the same fiscal year end date of December 31. CardioNet’s condensed consolidated statement of operations for the twelve month period ended December 31, 2011 is derived from the Form 10-K filed with the U.S. Securities and Exchange Commission on February 23, 2012. Cardiocore’s condensed consolidated statement of operations for the twelve month period ended December 31, 2011 is derived from the Audited financial statements filed herein.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting, in accordance with U.S. Generally Accepted Accounting Principles. As such, the unaudited pro forma condensed combined balance sheet reflects the estimated consideration to be issued by CardioNet to acquire Cardiocore and has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the acquisition. Any differences between the estimated fair value of the consideration issued and the estimated fair value of the assets and liabilities acquired is recorded as goodwill. The amounts allocated to the acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other studies that will be performed by CardioNet with the services of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value after the allocation of purchase price. Acquisition-related transaction costs (e.g., legal, valuation experts, and other professional and advisor fees) and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred.

These preliminary estimates of fair value and estimated useful lives may be different from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. In allocating purchase price to the respective assets, additional information may be obtained by CardioNet regarding the specifics of Cardiocore’s assets and liabilities, and additional insight will be gained that could impact the estimated total value assigned to assets and liabilities acquired.

3. Pro Forma Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following pro forma adjustments and eliminations are included in the Pro Forma Financial Statements:

(A)	Adjusted to reflect the net effect of depreciation for assets related to capital leases.
(B)	Adjustment to record amortization expense related to intangible assets acquired in the transaction, and to reflect certain transaction costs incurred related to the transaction.
(C)	Adjustment to record the reduction of depreciation expense associated with the historical net book value of internally developed software.
(D)

Adjusted to record the reduction of interest expense associated with historical long-term debt and capital lease obligations, and to record the reduction of interest income associated with a cash balance that would have been reduced due to the repayment of debt.